UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2015

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	333-200918	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2015, IEG Holdings Corporation (the “Company”) filed articles of amendment (the “Amendment”) to its amended and restated articles of incorporation, as amended. The Amendment has the effect of:

(i)	Adjusting the conversion ratio of the Series A preferred stock to account for the 1-for-100 reverse stock split approved by FINRA in June 2015 (the “Reverse Stock Split”),

(ii)	Cancelling the Series B preferred stock,

(iii)	Cancelling the Series C preferred stock,

(iv)	Cancelling the Series D preferred stock,

(v)	Cancelling the Series E preferred stock,

(vi)	Increasing the number of authorized shares of Series F preferred stock from 1,500,000 to 2,000,000,

(vii)	Adjusting the conversion ratio of the Series F preferred stock to account for the 1-for 100 Reverse Stock Split,

(viii)	Permitting the holders of Series F preferred stock to convert their shares on June 30, 2015,

(ix)	Designating 6,000,000 shares of preferred stock as Series G preferred stock, and

(x)	Designating 10,000,000 shares of preferred stock as Series H preferred stock.

The Amendment was approved by the Company’s board of directors and by the required preferred stockholders on June 17, 2015.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

Also on June 17, 2015, the Company issued a press release announcing its upgrade from the OTC Market Group’s OTC Pink tier to the OTCQB tier on June 9, 2015 and completion of its 1:100 reverse stock split on June 17, 2015. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, of IEG Holdings Corporation.

99.1	Press release of the IEG Holdings Corporation date June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: June 18, 2015	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer